    News Release

        Contacts:    KLX Energy Services
            Keefer M. Lehner, EVP & CFO
            832-930-8066
            IR@klxenergy.com

Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
(713) 529-6600
KLXE@dennardlascar.com

KLX Energy Services Completes Acquisition of Greene’s Energy Group in a
Deleveraging, Accretive All-Stock Transaction, Adding Scope and Scale to its Southwest Segment

Greene’s wellhead protection, flowback and well testing services augment KLX’s frac rental and flowback product lines

Transaction Highlights

•Highly complementary product and service offering with common culture focused on performance, safety and returns
•Expected to be accretive to KLX on all financial metrics
•Meaningful annualized cost synergies, which we believe are achievable within twelve months
•Deleveraging transaction
•Enhances combined company’s ability to effect further industry consolidation

HOUSTON – March 8, 2023 – KLX Energy Services Holdings, Inc. (NASDAQ: KLXE), (“KLX” or the “Company”) announced today it has acquired all of the equity interests of Greene’s Energy Group, LLC (“Greene’s”), including $1.7 million in cash remaining with Greene’s, in an all-stock transaction. The total consideration for the acquisition consisted of the issuance of approximately 2.4 million shares of KLX common stock, par value $0.01 per share, subject to customary post-closing adjustments, with an implied enterprise value of approximately $30.3 million based on a 30-day volume weighted average price (“VWAP”) as of March 7, 2023 and less acquired cash. Following the closing of the transaction, former shareholders of Greene’s hold approximately 14.7% of the fully diluted common stock of the Company.

Greene’s is a leading provider of wellhead protection, flowback and well testing services. The acquisition of Greene’s, which is expected to be accretive to KLX in 2023, augments the KLX frac rental and flowback offering, providing KLX with a broader presence in the Permian and Eagle Ford basins.

Commenting on the acquisition, Chris Baker, KLX President and Chief Executive Officer, stated, “We are pleased to welcome Greene’s exceptional management team and talented employees to KLX. Greene’s has an excellent industry reputation and fits naturally within KLX’s Southwest segment supporting both Permian and Eagle Ford operators. Greene’s has a strong unlevered balance sheet, reporting unaudited $68.0 million in revenue, $5.3 million in net income and $14.7 million in Adjusted EBITDA in 2022. Going forward, we expect the legacy Greene's platform to generate 2023 revenue and Adjusted EBITDA of $70.0 million to $75.0 million and $18.0 million to $20.0 million (inclusive of synergies), respectively.

“Additionally, this transaction is deleveraging for KLX and is expected to be accretive to KLX on all financial metrics,” added Baker. “We expect $2.0 million to $3.0 million in annualized cost synergies within twelve months and believe this further enhances KLX’s ability to effect industry consolidation as we continue to focus on increasing returns and enhancing shareholder value.”

Adam Doyle, President of Greene’s, said, “We believe KLX and Greene’s will form a strong partnership based on a common culture focused on safety, execution, customer service and returns. We believe the combined company is better positioned to serve the Greene’s customer base and support the team members with the addition of KLX’s best in-class diversified offerings.”

KLX’s legal advisor was Vinson & Elkins LLP. Greene's legal advisor was Sidley Austin LLP. Simmons Energy, a Division of Piper Sandler, acted as Greene’s financial advisors for the transaction.

Transaction Details

Total consideration for the Greene’s Acquisition consisted of the issuance of approximately 2.4 million shares of KLX common stock, subject to customary post-closing adjustments (the “Stock Consideration”), with an implied enterprise value of approximately $30.3 million based on a 30-day VWAP as of March 7, 2023 and less acquired cash. Following the closing of the transaction, former shareholders of Greene’s hold approximately 14.7% of the fully diluted common stock of the Company.

In connection with the Greene’s Acquisition, the Company entered into a Registration Rights and Lock-Up Agreement, dated as of March 8, 2023, with Greene’s Holding Corporation, the direct parent of Greene’s (the “Seller”), pursuant to which the Company must file a shelf registration statement upon the request of the Seller and certain of its affiliates to register the shares comprising the Stock Consideration. The Seller and certain of its affiliates will also have the right to demand that the Company undertake an underwritten offering of shares comprising the Stock Consideration so long as the minimum market price of the shares to be included in the offering is $30.0 million, subject to certain other limitations. In addition, the Seller and certain of its affiliates will have certain “piggyback” rights if the Company or certain other holders of the Company’s common stock undertake an underwritten offering, subject to customary cutbacks.

Additionally, the Seller agreed, subject to certain customary exceptions, not to, directly or indirectly, sell, offer or agree to sell, or otherwise transfer, or loan or pledge, through swap or hedging transactions, or grant any option to purchase, make any short sale or otherwise dispose of 66 2/3% of the shares comprising the Stock Consideration for specified periods of time ranging from six to twelve months following the closing of the transaction.

About KLX Energy Services

KLX is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the United States. The Company delivers mission critical oilfield services focused on drilling, completion, production, and intervention activities for technically demanding wells from over 50 service and support facilities located throughout the United States. KLX’s complementary suite of proprietary products and specialized services is supported by technically skilled personnel and a broad portfolio of innovative in-house manufacturing, repair and maintenance capabilities. More information is available at www.klxenergy.com.

About Greene’s Energy Group

Headquartered in Houston, Greene’s provides differentiated completion services for blue-chip oil and gas operators across the Permian and Eagle Ford basins. Greene’s proprietary wellhead protection tool protects wellhead equipment from highly abrasive, high pressure frac fluid, allowing its customers to complete wells in a more cost-effective manner with reduced non-productive time, shorter job lengths and lower repair costs, while maximizing employee safety. In addition, Greene’s is a significant provider of well testing services, offering a comprehensive suite of services, including scope of completion, advanced production testing and hydrostatic testing.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information to investors. This release includes forward-looking statements that reflect our current expectations, projections and goals relating to our future results, performance and prospects. Forward-looking statements include all statements that are not historical in nature and are not current facts, including with respect to the Greene’s transaction described above. When used in this news release, the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "might," "should," "could," "will" or the negative of these terms or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events with respect to, among other things: our operating cash flows; the availability of capital and our liquidity; our ability to renew and refinance our debt; our future revenue, income and operating performance; our ability to sustain and improve our utilization, revenue and margins; our ability to maintain acceptable pricing for our services; future capital expenditures; our ability to finance equipment, working capital and capital expenditures; our ability to execute our long-term growth strategy and to integrate our acquisitions; our ability to successfully develop our research and technology capabilities and implement technological developments and enhancements; and the timing and success of strategic initiatives and special projects, as well as our ability to integrate the business of Greene’s and realize the expected benefits of the Greene’s acquisition.

Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on management's current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us and other factors believed to be appropriate. Although management believes the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks associated with the following: a decline in demand for our services, declining commodity prices, overcapacity and other competitive factors affecting our industry; the cyclical nature and volatility of the oil and gas industry, which impacts the level of exploration, production and development activity and spending patterns by oil and natural gas exploration and production companies; a decline in, or substantial volatility of, crude oil and gas commodity prices, which generally leads to decreased spending by our customers and negatively impacts drilling, completion and production activity; inflation; increases in interest rates; the ongoing conflict in Ukraine and its continuing effects on global trade; supply chain issues; and other risks and uncertainties listed in our filings with the U.S. Securities and Exchange Commission, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Measures
This release includes Adjusted EBITDA. This metric is a "non-GAAP financial measure" as defined in Regulation G of the Securities Exchange Act of 1934. Due to the forward-looking nature of the non-GAAP financial measure presented in this release, reconciliations of the non-GAAP financial measure to its most directly comparable GAAP measure is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the most directly comparable forward-looking GAAP financial measure, that have not yet occurred, are out of our control and/or cannot be reasonably predicted. Accordingly, such reconciliations are excluded from this release. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Adjusted EBITDA is not a measure of net earnings or cash flows as determined by GAAP. We define Adjusted EBITDA as net earnings (loss) before interest, taxes, depreciation and amortization, further adjusted for (i) goodwill and/or long-lived asset impairment charges, (ii) stock-based compensation expense, (iii) restructuring charges, (iv) transaction and integration costs related to acquisitions, (v) costs incurred related to the COVID-19 pandemic and (vi) other expenses or charges to exclude certain items that we believe are not reflective of ongoing performance of our business. Adjusted EBITDA is used to calculate the Company's leverage ratio, consistent with the terms of the Company's ABL Facility.

We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

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Greene’s Energy Group, LLC
Reconciliation of Consolidated Net Income to Adjusted EBITDA
(In millions of U.S. dollars)
(Unaudited)

Twelve Months Ended
December 31, 2022
Net income	$5.3
Income tax expense	0.2
Interest income, net	(0.1)
Operating income	5.4
Restructuring charges	0.6
One-time benefits	(0.1)
Adjusted operating income	5.9
Depreciation	5.0
Intangible amortization	3.8
Adjusted EBITDA	$14.7